UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

Equitable Financial Life Insurance Company

(Exact name of registrant as specified in its charter)

New York	000-20501	13-5570651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Avenue of the Americas, New York, New York	10104
(Address of principal executive offices)	(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On June 1, 2021, Equitable Financial Life Insurance Company, a New York-domiciled life insurance company (the “Company”) and wholly owned subsidiary of Equitable Holdings, Inc., a Delaware corporation (“EQH”), entered into a Coinsurance and Modified Coinsurance Agreement (the “Reinsurance Agreement”) with Corporate Solutions Life Reinsurance Company, an insurance company domiciled in Delaware (“CSLRC”), in connection with the completion of the transactions contemplated by the previously announced Master Transaction Agreement, dated October 27, 2020 (the “Agreement”), among EQH, Venerable Insurance and Annuity Company, an insurance company domiciled in Iowa (“VIAC”), and, solely with respect to Article XIV thereof, Venerable Holdings, Inc., a Delaware corporation (“Venerable”). Pursuant to the Reinsurance Agreement, EFLIC ceded to CSLRC, on a combined coinsurance and modified coinsurance basis, legacy variable annuity policies sold by EFLIC between 2006-2008 (the “Block”), comprised of non-New York “Accumulator” policies containing fixed rate Guaranteed Minimum Income Benefit and/or Guaranteed Minimum Death Benefit guarantees. At the closing of the transactions contemplated by the Master Transaction Agreement, CSLRC deposited assets supporting the general account liabilities relating to the Block into a trust account for the benefit of EFLIC, which assets will secure its obligations to EFLIC under the Reinsurance Agreement. EFLIC will reinsure the separate accounts relating to the Block on a modified coinsurance basis in accordance with the Reinsurance Agreement. Venerable provided a holding company guarantee of CSLRC’s obligation to EFLIC under the Reinsurance Agreement. In addition, the investment of assets in the trust account will be subject to investment guidelines and the requirements of the trust will be strengthened upon certain capital adequacy related triggers. VIAC also issued a surplus note in aggregate principal amount of $50 million to EFLIC for cash consideration.

The foregoing description of the Reinsurance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Reinsurance Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. Pursuant to Item 601 of Regulation S-K, the Company has redacted certain confidential portions of the Reinsurance Agreement.

Item 7.01     Regulation FD Disclosure

On June 1, 2021, EQH issued a press release announcing the completion of the Transaction. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits provided pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

10.1	Coinsurance and Modified Coinsurance Agreement, dated as of June 1, 2021, between Equitable Financial Life Insurance Company and Corporate Solutions Life Reinsurance Company (redacted).

99.1	Press Release of Equitable Holdings, Inc., dated June 1, 2021 (furnished and not filed).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

Date: June 1, 2021	By:	/s/ Ralph Petruzzo
	Name:	Ralph Petruzzo
	Title:	Lead Director and Associate General Counsel